UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 16, 2021

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K filed by Digital Brands Group, Inc. with the Securities and Exchange Commission on November 19, 2021 (the “Original 8-K”) solely to correct certain information reported under Item 1.01. All other information and Items contained in the Original 8-K remain unchanged.

Item 1.01	Entry into a Material Definitive Agreement.

On November 16, 2021, FirstFire Global Opportunities Fund, LLC (“FirstFire”) purchased from Digital Brands Group, Inc. (the “Company”) a senior secured convertible note (the “Note”), with an interest rate of 6% per annum, having a face value of $2,625,000 for a total purchase price of $2,500,000 (“SPA”).

The Note is convertible at the option of FirstFire into shares of the Company’s common stock at a conversion price (the “Conversion Price”) which is the lesser of (i) $4.28, and (ii) 90% of the average of the two lowest volume-weighted average prices during the five consecutive trading day period preceding the delivery of the notice of conversion. FirstFire is not permitted to submit conversion notices in any thirty day period having conversion amounts equaling, in the aggregate, in excess of $500,000. If the Conversion Price set forth in any conversion notice is less than $3.29 per share, the Company, at its sole option, may elect to pay the applicable conversion amount in cash rather than issue shares of its common stock.

In connection with the SPA, the Company issued (a) 30,000 additional shares of common stock to FirstFire and (b) 100,000 additional shares of common stock to Oasis Capital, LLC (“Oasis”), as set forth in the waivers and consents (the “Waivers”), dated November 16, 2021 executed by each of FirstFire and Oasis (collectively, the “Waiver Shares”). In addition, the Company entered into an amendment dated November 16, 2021 with FirstFire and Oasis (the “Amendment to RRA”) amending that certain registration rights agreement dated August 27, 2021 between the Company and Oasis (the “RRA”). The RRA, as amended, provides that the Company shall file a registration statement registering the shares of common stock issuable upon conversion of the Note and those certain notes issued under an Amended and Restated Securities Purchase Agreement dated October 1, 2021 among the Company, FirstFire and Oasis (the “Original Notes”), and the Waiver Shares by November 30, 2021 and use its best efforts to cause such registration statement to be effective with the SEC no later than 120 days from the date of the Original Notes.

Copies of the SPA, the Note and the Waivers are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. Copies of RRA and Amendment to RRA are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The foregoing descriptions of the SPA, Note, the Waivers, the RRA and Amendment to RRA do not purport to be complete and are qualified in their entirety by reference to the applicable exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: November 22, 2021

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer